EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147219 and 333-161098) of TranS1 Inc. of our report dated March 14, 2011 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 14, 2011

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